The Universal Institutional Funds, Inc. Emerging Markets Equity Portfolio
                          Item 77(O) 10F-3 Transactions
                         January 1, 2004 - June 30, 2005



Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
Foxcon  1/31/  869,40  $0.50  434,000  1,317,    0.15%  0.15%   Goldma    UBS
   n      05   0,000            ,000     000                      n     Invest
Intern                                                          Sachs    ment
ationa                                                          (Asia)   Bank
   l                                                             LLC,
Holdin                                                           UBS
  gs                                                            Invest
                                                                 ment
                                                                 Bank
Linhas  4/27/  14,700  $13.00 $400,00  18,400    0.13%  0.11%   Morgan  Merril
Aereas    05    ,000           0,000                            Stanle     l
Inteli                                                            y,     Lynch
gentes                                                          Merril
                                                                  l
                                                                Lynch
                                                                & Co.,
                                                                Raymon
                                                                  d
                                                                James,
                                                                Santan
                                                                 der
                                                                Invest
                                                                 ment

                                                                Credit
                                                                Suisse
                                                                First   Credit
Pyater  5/6/0    -     $13.00 $597,58  142,27    0.31%  0.38%   Boston  Suisse
 ochka    5                    5,846      2                       ,      First
Holdin                                                          Morgan  Boston
 g NV                                                           Stanle
                                                                y, ING
                                                                Financ
                                                                 ial
                                                                Market
                                                                  s,
                                                                Deutsc
                                                                  he
                                                                 UFG,
                                                                Gazpro
                                                                mbank



                                                                Citigr  Citigr
Foment  5/25/  5,600,  $53.25 $298,20   6,400    0.09%  0.07%    oup,     oup
   o      05    000            0,000                            Morgan
Econom                                                          Stanle
  ico                                                             y
Mexica
 no SA